                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                          SPECIALTY LABORATORIES, INC.,

                        BBI CLINICAL LABORATORIES, INC.,

                                       AND

                             BOSTON BIOMEDICA, INC.













                          Dated as of February 20, 2001




                                TABLE OF CONTENTS

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
ARTICLE I DEFINITIONS          ...................................................................................1
         Section 1.01          Certain Defined Terms..............................................................1

ARTICLE II PURCHASE AND SALE   ...................................................................................9
         Section 2.01          Transferred Assets.................................................................9
         Section 2.02          Excluded Assets...................................................................10
         Section 2.03          Assumption and Exclusion of Liabilities...........................................10
         Section 2.04          Purchase Price; Allocation of Purchase Price......................................11
         Section 2.05          Post-Closing Audit................................................................12
         Section 2.06          Closing...........................................................................13
         Section 2.07          Closing Deliveries by Seller......................................................14
         Section 2.08          Closing Deliveries by Parent......................................................14
         Section 2.09          Closing Deliveries by Purchaser...................................................14
         Section 2.10          Post-Closing Revenue Adjustment...................................................15

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................16
         Section 3.01          Organization, Authority and Qualification of Seller...............................16
         Section 3.02          Capitalization and Voting Rights..................................................16
         Section 3.03          No Subsidiaries...................................................................16
         Section 3.04          No Conflict.......................................................................17
         Section 3.05          Approvals and Consents............................................................17
         Section 3.06          Financial Information; Books and Records..........................................18
         Section 3.07          No Undisclosed Liabilities........................................................18
         Section 3.08          Receivables.......................................................................19
         Section 3.09          Inventories.......................................................................18
         Section 3.10          Conduct in the  Ordinary  Course;  Absence of Certain  Changes,  Events and
                               Conditions........................................................................19
         Section 3.11          Litigation........................................................................20
         Section 3.12          Compliance with Laws..............................................................20
         Section 3.13          Environmental and Other Permits and Licenses; Related Matters.....................20
         Section 3.14          Material Contracts................................................................20
         Section 3.15          Intellectual Property.............................................................21
         Section 3.16          Assets............................................................................24
         Section 3.17          Customers.........................................................................24
         Section 3.18          Suppliers.........................................................................25
         Section 3.19          Employee Benefit Matters..........................................................25
         Section 3.20          Labor Matters.....................................................................25
         Section 3.21          Taxes.............................................................................26
         Section 3.22          Insurance.........................................................................27
         Section 3.23          Full Disclosure...................................................................27
         Section 3.24          Warranty Obligations..............................................................28
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
         Section 3.25          Affiliate Transactions............................................................28
         Section 3.26          Foreign Corrupt Practices Act.....................................................28
         Section 3.27          Brokers...........................................................................29
         Section 3.28          Medicare/Medicaid Compliance......................................................29

ARTICLE IIIA REPRESENTATIONS AND WARRANTIES OF PARENT............................................................29
         Section 3A.01         Organization and Authority of Parent..............................................29
         Section 3A.02         No Conflict.......................................................................29
         Section 3A.03         Brokers...........................................................................30

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................................................30
         Section 4.01          Organization and Authority of Purchaser...........................................30
         Section 4.02          No Conflict.......................................................................30
         Section 4.03          Governmental Consents and Approvals...............................................31
         Section 4.04          Brokers...........................................................................31

ARTICLE V ADDITIONAL AGREEMENTS..................................................................................31
         Section 5.01          Conduct of Business Prior to the Closing..........................................31
         Section 5.02          Access to Information.............................................................32
         Section 5.03          Regulatory and Other Authorizations; Notices and Consents.........................32
         Section 5.04          Notice of Developments............................................................32
         Section 5.05          Use of Intellectual Property......................................................33
         Section 5.06          Bulk Transfer Laws................................................................33
         Section 5.07          Cooperation with Financial Disclosures............................................33
         Section 5.08          No Solicitation...................................................................34
         Section 5.09          Public Disclosure.................................................................34
         Section 5.10          Transition of Customer Files......................................................34
         Section 5.11          Confidentiality...................................................................34
         Section 5.12          Further Action....................................................................35
         Section 5.13          Reagent Rental Agreements.........................................................35

ARTICLE VI EMPLOYEE MATTERS    ..................................................................................35
         Section 6.01          Employees.........................................................................35

ARTICLE VII TAX MATTERS        ..................................................................................35
         Section 7.01          Indemnity.........................................................................35
         Section 7.02          Conveyance Taxes..................................................................36
         Section 7.03          Miscellaneous.....................................................................36

ARTICLE VIII CONDITIONS TO CLOSING...............................................................................36
         Section 8.01          Conditions to Obligations of Seller...............................................36
         Section 8.02          Conditions to Obligations of Purchaser............................................37


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
ARTICLE IX INDEMNIFICATION     ..................................................................................39
         Section 9.01          Survival of Representations and Warranties........................................39
         Section 9.02          Seller and Parent Indemnification; Escrow Provisions..............................39
         Section 9.03          Third-Party Claims................................................................40
         Section 9.04          Purchaser Indemnification.........................................................42

ARTICLE X TERMINATION AND WAIVER.................................................................................42
         Section 10.01         Termination.......................................................................42
         Section 10.02         Effect of Termination.............................................................43
         Section 10.03         Waiver............................................................................43

ARTICLE XI MISCELLANEOUS       ..................................................................................43
         Section 11.01         Expenses..........................................................................43
         Section 11.02         Notices...........................................................................43
         Section 11.03         Headings..........................................................................44
         Section 11.04         Severability......................................................................44
         Section 11.05         Entire Agreement..................................................................44
         Section 11.06         Assignment........................................................................45
         Section 11.07         No Third Party Beneficiaries......................................................45
         Section 11.08         Amendment.........................................................................45
         Section 11.09         Governing Law.....................................................................45
         Section 11.10         Arbitration.......................................................................45
         Section 11.11         Counterparts......................................................................46
         Section 11.12         Specific Performance..............................................................46



ANNEX A: ALLOCATION OF PURCHASE PRICE
ANNEX B: EXCLUDED ASSETS

EXHIBIT A:        ASSUMPTION AGREEMENT
EXHIBIT B:        BILL OF SALE AND ASSIGNMENT
EXHIBIT C:        TRANSITION SERVICES AGREEMENT
EXHIBIT D:        FORM OF SELLER'S COUNSEL LEGAL OPINION
EXHIBIT E:        NON-COMPETITION AGREEMENT
EXHIBIT F:        TRADEMARK LICENSE AGREEMENT
EXHIBIT G:        ESCROW AGREEMENT
EXHIBIT H:        ACCOUNTS RECEIVABLE AGREEMENT

                            ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT, dated as of February 20, 2001 (as hereafter amended, modified or supplemented, this "AGREEMENT"), among Specialty Laboratories, Inc., a California corporation ("PURCHASER"), Boston Biomedica, Inc., a Massachusetts corporation ("PARENT") and BBI Clinical Laboratories, Inc., a Massachusetts corporation ("SELLER").


                              W I T N E S S E T H:

     WHEREAS, Seller owns and operates a clinical laboratory located in New Britain, Connecticut (the "BUSINESS");

     WHEREAS, Seller is a wholly-owned subsidiary of Parent; and

     WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, certain assets relating to the Business and in connection therewith Purchaser is willing to assume certain liabilities of Seller relating thereto, all upon the terms and subject to the conditions set forth herein (the "ASSET ACQUISITION").

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound hereby, Purchaser and Seller hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     Section 1.01 CERTAIN DEFINED TERMS. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below:


     "ACCOUNTS RECEIVABLE AGREEMENT" shall mean the Accounts Receivables Agreement to be executed by Purchaser and Seller on the Closing Date in substantially the form of EXHIBIT H.

     "ACQUISITION DOCUMENTS" shall mean this Agreement, the Ancillary Agreements, and any certificate, Financial Statement, Interim Financial Statement, Closing Balance Sheet, report or other document delivered pursuant to this Agreement or the transactions contemplated hereby.

     "ACTION" shall mean any action, suit, proceeding, arbitration, order, claim, governmental inquiry, hearing, assessment with respect to fines or penalties or litigation (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority (as defined below).

     "AFFILIATE" shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     "ANCILLARY AGREEMENTS" shall mean the Assumption Agreement, the Bill of Sale, the Non-Competition Agreement, the Trademark License Agreement, the Escrow Agreement, and the Transition Services Agreement.

     "ANNUALIZED DEFICIT" shall have the meaning specified in SECTION 2.10(a).

     "APPROVAL" shall mean any approval, authorization, consent, permit, qualification or registration, or any waiver of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Authority, or any other Person.

     "ASSET ACQUISITION" shall have the meaning specified in the recitals to this Agreement.

     "ASSETS" shall have the meaning specified in SECTION 2.01.

     "ASSUMED LIABILITIES" shall have the meaning specified in SECTION 2.03(a).

     "ASSUMPTION AGREEMENT" shall mean the Assumption Agreement to be executed by Purchaser and Seller on the Closing Date substantially in the form of EXHIBIT A.

     "AUGUST REVENUE REPORT" shall have the meaning specified in Section
2.10(a).

     "BAY STATE OBJECTION NOTICE" shall have the meaning specified in Section 2.10(b).

     "BAY STATE REVENUE" shall have the meaning specified in Section 2.10(a).

     "BILL OF SALE" shall mean the Bill of Sale and Assignment to be executed by Seller on the Closing Date substantially in the form of EXHIBIT B.

     "BUSINESS" shall have the meaning specified in the recitals to this Agreement.

     "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of Los Angeles, California.

     "BUSINESS COMBINATION" shall mean with respect to any Person, (i) any merger, consolidation or other business combination to which such Person is a party, (ii) any sale, dividend, split or other disposition of 10% of the then outstanding Common Stock or other equity interests of such Person, (iii) any tender offer (including a self tender), exchange offer, recapitalization, restructuring, liquidation, or dissolution, (iv) any sale, dividend or other disposition of all or a material or significant portion of the assets and properties of such Person (including by way of exclusive license or joint venture formation) or (v) the entering into of any agreement or understanding, the granting of any rights or options, or the acquiescence of such Person, with respect to any of the foregoing.

     "CLOSING" shall have the meaning specified in SECTION 2.06.

     "CLOSING BALANCE SHEET" shall have the meaning specified in SECTION
2.05(a).

     "CLOSING DATE" shall have the meaning specified in SECTION 2.06.

     "CLOSING WORKING CAPITAL AMOUNT" shall have the meaning set forth in
SECTION 2.05(a).

     "CMS REVENUE" shall have the meaning specified in Section 2.10(a)."CODE" shall mean the Internal Revenue Code of 1986, as amended through the date hereof.

     "COMPETING PROPOSED TRANSACTION" shall have the meaning specified in
SECTION 5.08.

     "DISCLOSURE SCHEDULE" shall mean the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement.

     "ENVIRONMENT" shall mean surface waters, groundwaters, soil, subsurface strata and ambient air.

     "ENVIRONMENTAL CONDITION" means a condition relating to or arising or resulting from a failure to comply with any applicable Environmental Law or environmental Permit or a Release of Hazardous Materials into the Environment.

     "ENVIRONMENTAL LAWS" shall mean any Law, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials.

     "EQUIPMENT" shall mean all furniture, fixtures and all equipment used for the operation of the Assets and/or the Business (including remanufactured equipment) and all personal computers and computer-related equipment and related supplies owned or, to the extent legally transferable, used by Seller which (i) are located at the real property Asset locations and support the Assets and/or
(ii) are necessary to operate the Business.

     "ERISA" shall have the meaning specified in SECTION 3.17(a).

     "ESCROW AGENT" shall have the meaning specified in the recitals to this Agreement.

     "ESCROW AGREEMENT" shall mean the Escrow Agreement to be executed by Purchaser, Seller, and Escrow Agent on the Closing Date in substantially the form of EXHIBIT G.

     "ESCROW AMOUNT" shall have the meaning specified in SECTION 2.04(b).

     "ESCROW FUND" shall have the meaning specified in SECTION 9.02(b).

     "ESCROW PERIOD" shall have the meaning specified in SECTION 9.02(c).

     "EXCLUDED ASSETS" shall have the meaning specified in SECTION 2.02.

     "EXCLUDED INVENTORY" shall mean the Inventory that is neither suitable nor merchantable for filling orders in the Ordinary Course of Business and at normal prices, including, but not limited to, items that are obsolete or items that are damaged.

     "EXCLUDED LIABILITIES" shall have the meaning specified in SECTION 2.03(b).

     "FISCAL YEAR-END FINANCIAL STATEMENT" shall have the meaning specified in
SECTION 5.07(a).

     "FINANCIAL STATEMENTS" shall mean the unaudited balance sheets of Seller as of each of the fiscal years ended December 31, 1997 through December 31, 1999, respectively, and the related unaudited statements of operations and statements of cash flows for each of the fiscal years then ended without notes thereto.

     "GAAP" shall mean generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

     "GOVERNMENTAL AUTHORITY" and "GOVERNMENTAL AUTHORITIES" shall mean any national, federal, state, municipal or local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

     "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination, agreement or award entered by or with any Governmental Authority.

     "HAZARDOUS MATERIALS" shall mean (a) petroleum and petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls, and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance exposure to which is regulated by any Governmental Authority.

     "INDEPENDENT ACCOUNTANT" shall have the meaning specified in SECTION
2.05(b).

     "INITIAL CASH CONSIDERATION" shall have the meaning specified in SECTION 2.04(a).

     "INSURANCE POLICIES" shall have the mean specified in SECTION 3.22(a).

     "INTELLECTUAL PROPERTY" shall mean, with respect to the Business (i) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (ii) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (iii) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, (iv) copyrights (registered or otherwise) and registrations, applications for registration and licenses thereof, and all rights therein provided by international treaties or conventions, (v) trade secrets and confidential, technical and business information (including ideas, formulas, compositions, customer lists, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (vi) copies and tangible embodiments of all the foregoing, in whatever form or medium, (vii) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (viii) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing.

     "INTERIM FINANCIAL STATEMENT" shall mean the unaudited balance sheet of Seller as of December 31, 2000, and the related unaudited statement of operations and statement of cash flows for the twelve-month period ended on such date.

     "INVENTORY" or "INVENTORIES" shall mean all test kits, laboratory supplies and packaging related to the Business, maintained, held or stored by or for Seller on the Closing Date and any prepaid deposits for any of the same, EXCLUDING, HOWEVER, the Excluded Inventory.

     "IRS" shall mean the Internal Revenue Service of the United States.

     "LAW" shall mean any national, federal, state, municipal or local or other statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

     "LEASE DOCUMENTS" shall have the meaning specified in SECTION 3.16(e).

     "LEASED REAL PROPERTY" shall mean the real property related to the Business leased by Seller as tenant, together with, to the extent leased by Seller, all buildings and other structures, facilities or improvements currently or hereafter (prior to Closing) located thereon, all fixtures, systems, equipment and items of personal property of Seller related to the Business attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

     "LETTER OF INTENT" shall mean that Letter of Intent executed by Seller and Purchaser on January 16, 2001.

     "LIABILITIES" shall mean any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any

Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

     "LICENSE" shall mean any contract or agreement that grants a Person the right to use or otherwise enjoy the benefits of any Intellectual Property (including without limitation any covenants not to sue with respect to any Intellectual Property).

     "LICENSED INTELLECTUAL PROPERTY" shall mean all Intellectual Property licensed or sublicensed by Seller from a third party, other than shrink wrap computer software which is generally available.

     "LIENS" shall mean any mortgage, pledge, assessment, security interest, interest, lease, lien, easement, license, covenant, condition, restriction, claim, adverse claim, levy, charge, option, equity, or restriction or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

     "LOSS" shall mean Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties.

     "MATERIAL ADVERSE EFFECT" shall mean any circumstance, change in, or effect on, the Business that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Business (i) is, or could reasonably be expected to be, materially adverse to the business, operations, assets or liabilities (including, without limitation, contingent liabilities), employee relationships, customer or supplier relationships, results of operations, or the financial condition of the Business or (ii) could materially adversely affect the ability of Purchaser to operate or conduct the Business in the manner in which it is currently operated or conducted by Seller.

     "MATERIAL CONTRACTS" shall mean all contracts and agreements, whether or not made in the Ordinary Course of the Business, which are material to the conduct of the Business, or the absence of which would have a Material Adverse Effect on the Business.

     "NON REFUNDABLE DEPOSIT" shall mean the sum of $50,000 paid by Purchaser to Seller upon execution of the Letter of Intent.

     "OBJECTION NOTICE" shall have the meaning specified in SECTION 2.05(b).

     "ORDINARY COURSE OF BUSINESS" shall mean the usual, regular and ordinary course of business of the Seller consistent with the past custom and practice thereof.

     "OWNED INTELLECTUAL PROPERTY" shall mean all Intellectual Property in and to which Seller has right, title and interest.

     "PARENT" shall have the meaning specified in the recitals to this Agreement.

     "PERMITS" shall have the meaning specified in SECTION 3.13.

     "PERMITTED LIENS" shall mean the following: (a) liens which arise by operation of law for Taxes, assessments or charges not yet due and payable or which are being contested in good faith and by appropriate proceedings, and, as to such contested amounts (as set forth on SECTION 1.01(a) of the Disclosure Schedule, adequate reserves exist in the Interim Financial Statements; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's liens or other like encumbrances arising in the Ordinary Course of Business, provided that the obligations secured by such liens are not delinquent or are being contested in good faith as set forth on SECTION 1.01(b) of the Disclosure Schedules and, as to such contested amounts, for which adequate reserves exist in the Interim Financial Statements; (c) pledges or deposits in connection with worker's compensation and unemployment insurance laws and other social security legislation as set forth on SECTION 1.01(c) of the Disclosure Schedule; (d) deposits to secure the performance of any or all of the following: bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the Ordinary Course of Business and none of which is in default as set forth on SECTION 1.01(d) of the Disclosure Schedule; (e) purchase money security interests as set forth on
SECTION 1.01(e) of the Disclosure Schedule; and (f) loans on vehicles included within the Assets as set forth on SECTION 1.01(f) of the Disclosure Schedule.

     "PERSON" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     "PLANS" shall have the meaning specified in SECTION 3.19(a).

     "PTO" shall mean the United States Patent and Trademark Office.

     "PURCHASE PRICE" shall have the meaning specified in SECTION 2.04(a).

     "PURCHASER" shall have the meaning specified in the recitals to this Agreement.

     "PURCHASER'S ACCOUNTANT" shall have the meaning specified in SECTION
2.05(b).

     "PURCHASER DEDUCTIBLE AMOUNT" shall have the meaning specified in SECTION 9.05.

     "PURCHASER INDEMNIFIED PARTIES" shall have the meaning specified in SECTION 9.02(b).

     "PURCHASER'S COMPUTATION" shall have the meaning specified in Section 2.10(a)."RECEIVABLES" shall mean any and all accounts receivable, notes and other amounts receivable from third parties, including, without limitation, customers and employees, arising from the conduct of the Business before the Closing Date, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon.

     "REGULATIONS" shall mean the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

     "RELEASE" shall mean disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

     "REPRESENTATIVES" shall have the meaning specified in SECTION 5.08.

     "SELLER" shall have the meaning specified in the recitals to this Agreement.

     "SELLER'S ACCOUNTANT" shall have the meaning specified in SECTION 2.05(a).

     "SELLER'S COMPUTATION" shall mean Seller's calculation of the working capital based upon the Closing Balance Sheet.

     "SELLER DEDUCTIBLE AMOUNT" shall have the meaning specified in SECTION 9.02(b)(i).

     "SELLER INTELLECTUAL PROPERTY" shall mean all Intellectual Property that is currently used in the Business, or that is necessary to conduct the Business as presently conducted.

     "SELLER REGISTERED INTELLECTUAL PROPERTY" shall mean all Seller Intellectual Property comprising United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks and service marks, applications to register trademarks and service marks, intent-to-use applications, other registrations or applications to trademarks or service marks, or trademarks or service marks in which common law rights are owned or otherwise controlled; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any Governmental Authority.

     "TARGET WORKING CAPITAL" shall have the meaning specified in SECTION
2.05(a).

     "TAX" or "TAXES" shall mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto), imposed by any United States federal, state, local or foreign taxing authority.

     "TAX RETURN" shall mean any return, report, information return, schedule or other document (including any related or supporting information) filed or required to be filed with respect to any taxing authority with respect to Taxes.

     "THIRD PARTY CLAIM" shall have the meaning specified in SECTION 9.03(b).

     "TRADEMARK LICENSE AGREEMENT" shall mean the Trademark License Agreement to be executed by Purchaser, Seller, and Parent on the Closing Date in substantially the form of EXHIBIT F.

     "TRADEMARKS" shall mean Seller's trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof.

     "TRANSFER" shall have the meaning specified in SECTION 2.01.

     "TRANSITION SERVICES AGREEMENT" shall mean the Transition Services Agreement to be executed by Purchaser and Seller on the Closing Date in substantially the form of EXHIBIT C.

                                   ARTICLE II

                                PURCHASE AND SALE

     Section 2.01 TRANSFERRED ASSETS. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, Seller shall sell, transfer, assign and deliver to Purchaser, free and clear of all Liens except for as otherwise set forth herein in SECTION 3 ("TRANSFER"), and Purchaser shall purchase from Seller, for the consideration hereinafter described, all of the right, title and interest of Seller in and to all of the properties, assets and rights owned by Seller or used by it in connection with the Business, as the same shall exist on the Closing Date other than the Excluded Assets (as defined below), including, without limitation (collectively, the "ASSETS"):

          (a)  all cash and cash equivalents of Seller;

          (b)  all Inventories;

          (c) all rights to collections from Receivables of (i) Seller's affiliates for services rendered by Seller or (ii) Seller except those which have been set forth in SECTION 2.01(c) of the Disclosure Schedule, whether or not invoices relating thereto have been issued, the collection and transfer of which Receivables from Seller to Purchaser shall occur as set forth in the Accounts Receivable Agreement attached hereto as EXHIBIT H;

          (d) an option to acquire any of the specific Equipment owned by Seller on the Closing Date and listed on SECTION 2.01(d) of the Disclosure Schedule as designated by Purchaser by December 1, 2001, up to a maximum net book value of $150,000 as of the Closing Date based on the asset schedule to the balance sheet, dated September 30, 2000, without further payment;

          (e) all causes of action, demands, judgments, claims (including insurance claims), indemnity rights or other rights of Seller, relating to the Assets or arising under express or implied warranties from suppliers with respect to the Assets; and

          (f) all Seller Intellectual Property, Licensed Intellectual Property, and Licenses excluding the trade name and corporation name of "BBI Clinical Laboratories" or "BBI Clinical Laboratories, Inc." and any modifications or derivations thereof including the name "BBI" and the related logo; PROVIDED, HOWEVER, Seller shall grant Purchaser a worldwide, non-transferable (provided that such license may be transferred at Purchaser's option in connection with
(A) the acquisition of the Purchaser by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation in which the Purchaser is not the surviving entity, but excluding a mere reincorporation transaction); (B) a sale of all or substantially all of the assets of the Purchaser; UNLESS the Purchaser's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Purchaser's acquisition or sale or otherwise), hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity; or (C) a sale of fifty percent (50%) or more of the stock of the Purchaser (a "CHANGE OF CONTROL")), non-sublicenseable, non-exclusive (except as to Seller), irrevocable (except for certain limited circumstances identified in the Transition Services Agreement) and royalty-free license to use the trade name, "BBI Clinical Laboratories," but not any derivations or modifications thereof including "BBI" and the related logo solely in connection with conducting or operating the Business for a period of one (1) year from the Closing Date pursuant to the Trademark License Agreement.

     Section 2.02 EXCLUDED ASSETS. Notwithstanding anything contained in SECTION
2.01 to the contrary, Seller shall not Transfer to Purchaser, and Purchaser shall not accept the Transfer of, the following properties, assets and rights, all of which shall be retained by Seller (the "EXCLUDED ASSETS"):

          (a)  Seller's rights under this Agreement;

          (b)  all assets of Seller set forth on ANNEX B;

          (c) the trade name and corporate name of "BBI Clinical Laboratories" and BBI Clinical Laboratories, Inc. and the logo and trademark "BBI," and any modifications or derivations of any of the foregoing;

          (d) all causes of action, demands, judgments, claims (including insurance claims), indemnity rights or other rights of Seller relating to any of the assets of Seller set forth on ANNEX B and any of the Excluded Liabilities; and

          (e) all of Seller's right, title and interest to and in (i) any Medicare, Medicaid or other governmental healthcare program provider participation agreements or provider numbers, or (ii) any of Seller's Permits as defined in Section 3.13 herein.

     Section 2.03 ASSUMPTION AND EXCLUSION OF LIABILITIES.

          (a) On the terms and subject to the conditions of this Agreement, Purchaser shall, on the Closing Date, assume and agree to pay, honor and discharge when due all of the following: (i) all accounts payables reflected in the Closing Balance Sheet including accounts payable reflected in the Closing Balance Sheet related to reagent rental agreements and (ii) all accounts payables outstanding as of the Closing Date and incurred in the Ordinary Course of Business since the Closing Balance Sheet and included in the Closing Working Capital Amount (the "ASSUMED LIABILITIES").

          (b) Seller shall be responsible for paying, performing and discharging when due, and Purchaser shall not assume or have any responsibility for, all Liabilities of Seller or the

Business other than the Assumed Liabilities (the "EXCLUDED LIABILITIES"), including, without limitation:

               (i) all Taxes now or hereafter owed by Seller or any Affiliate of Seller, or attributable to the Assets or the Business, relating to any period, or any portion of any period, ending on or prior to the Closing Date (as provided in SECTION 7.01). Purchaser shall pay when due all Taxes attributable to the Assets or the Business relating to any period or any portion of any period ending after the Closing Date (as provided in SECTION 7.01);

               (ii) Liabilities and obligations with respect to litigation commenced before or related to acts, events or omissions occurring prior to the Closing Date;

               (iii) tortious or negligent acts committed before the Closing
Date;

               (iv) Liabilities of the Seller arising out of the ownership, use and operation of the Business prior to the Closing Date (such as, but not limited to, warranty claims);

               (v)  employee Liabilities arising before the Closing Date;

               (vi) Liabilities, other than those reimburseable in connection with the Transition Services Agreement, arising out of any employee benefit plan maintained by the Seller, or with respect to which Seller is obligated to contribute, (including, but not limited to, those plans and arrangements disclosed or required to be disclosed in SECTION 3.19 of the Disclosure Schedule), arising after the Closing Date for acts, events or omissions on or prior to the Closing Date;

               (vii) Liabilities arising under the Worker Adjustment and Retraining Notification Act or other equivalent state or local laws;

               (viii) Liabilities arising under any reagent rental agreement not within the Assumed Liabilities;

               (ix) to the fullest extent permitted by Law, Environmental Liabilities associated with Environmental Conditions occurring prior to the Closing Date;

               (x) Liabilities arising from or related to Seller's participation in the Medicare program, the Medicaid program or any other federal or state healthcare program, including without limitation any liabilities for overpayments or the submission of false or fraudulent claims; and

               (xi) Any other debts, obligations or liabilities of Seller which arise from or relate to any incident or circumstance occurring prior to the Closing Date, including, without limitation, any liability under federal or state antikickback laws, or under federal or state physician anti-referral laws, whether known or unknown, fixed, contingent or otherwise, which are not expressly assumed by Purchaser hereunder.

     Section 2.04 PURCHASE PRICE; ALLOCATION OF PURCHASE PRICE.

          (a) PURCHASE PRICE. Upon the terms and subject to the conditions set forth herein, in consideration for the Transfer of the Assets pursuant to
SECTION 2.01 of this Agreement, on the Closing Date the Purchaser shall pay to the aggregate amount of Nine Million Five Hundred Thousand Dollars ($9,500,000) in cash (the "INITIAL CASH CONSIDERATION"). The Initial Cash Consideration shall be paid as follows:

               (i) the Non-Refundable Deposit which Seller acknowledges that Purchaser has already paid to Seller;

               (ii) $900,000 (the "ESCROW AMOUNT") of the Initial Cash Consideration which has already been deposited into an escrow account to secure payment to Purchaser under ARTICLES VII and IX pursuant to the Escrow Agreement;

               (iii) $5,801,413.13 of the Initial Cash Consideration shall be paid via wire transfer of immediately available funds to an account designated in writing by Fleet National Bank as payment in full of the liabilities under that certain First Amended and Restated Commercial Loan Agreement dated June 30,1999, as amended, as specified in the payoff letter to Parent; and

               (iv) $2,748,586.87 of the Initial Cash Consideration shall be paid via wire transfer of immediately available funds to an account designated in writing by Seller.

     The Initial Cash Consideration, subject to adjustment pursuant to this Agreement, is also referred to herein as the "PURCHASE PRICE."

          (b) The sum of the Purchase Price and the Assumed Liabilities shall be allocated among the Assets as of the Closing Date in accordance with ANNEX A. Any subsequent adjustments to the sum of the Purchase Price and Assumed Liabilities shall be reflected in the allocation hereunder in a manner consistent with Treasury Regulation ss. 1.1060-1T(f). For all Tax purposes, Purchaser and Seller agree to report the transactions contemplated in this Agreement in a manner consistent with the terms of this Agreement, including the allocation under ANNEX A, and that neither of them will take any position inconsistent therewith in any Tax return, in any refund claim, in any litigation, or otherwise.

     Section 2.05 POST-CLOSING AUDIT.


          (a) Seller will prepare and deliver to Purchaser, within thirty (30) calendar days after the Closing Date and with at least five (5) days prior written notice, a balance sheet of the Business as of January 31, 2001 (the "CLOSING BALANCE SHEET") and a reconciliation (the "RECONCILIATION") of cash, Inventory, gross Receivables and accounts payable from that date to the Closing Date , which shall be reviewed by PricewaterhouseCoopers LLP (the "SELLER'S ACCOUNTANT") and the Seller's Computation (as defined below). Based on the Closing Balance Sheet and the Reconciliation, Seller shall calculate in writing (the "SELLER'S COMPUTATION") the working capital which shall equal the difference of (x) the sum of the gross Receivables, cash, and Inventories of the Seller minus (y) the accounts payable of the Seller, determined in accordance with GAAP, subject to normal, recurring year-end adjustments as if the Seller's fiscal year-end ended immediately prior to the Closing Date and prior to giving effect to the Asset Acquisition (the "CLOSING WORKING CAPITAL AMOUNT"). If the Closing Working Capital

Amount is less than Two Million Three Hundred Seventy-One Thousand Dollars ($2,371,000) (the "TARGET WORKING CAPITAL"), the Initial Cash Consideration shall be reduced by an amount equal to such deficiency and the Escrow Fund shall be reduced accordingly without respect to any limitation on Seller or Parent indemnification set forth in Section 9.02(b)(i).

          (b) Purchaser will have ten (10) days after receipt of the Closing Balance Sheet and Seller's Computation to review and deliver a written notice of objection (the "OBJECTION NOTICE") to Seller. The Objection Notice shall state each item to which Purchaser takes exception. The Objection Notice shall specify in reasonable detail the nature and amount of any such exception. In connection with such review, the Purchaser and Ernst & Young LLP (the "PURCHASER'S ACCOUNTANT") will have the right to review the methods used in the preparation of the Closing Balance Sheet and Seller's Computation, including the right to review all work papers related to the review by the Seller's Accountant, and to confer with Seller and the Seller's Accountant. If Purchaser does not provide an Objection Notice to Seller within such ten (10) days after receipt of the Closing Balance Sheet and the Seller's Computation, Purchaser will be deemed to have accepted and agreed to the Seller's Computation as the Closing Working Capital Amount. If Purchaser delivers an Objection Notice to Seller within such time period, then within ten (10) days after the Objection Notice is received by Seller, the Purchaser and the Seller shall (i) meet to consider such objections and may agree to revise the Seller's Computation, in which case the amount so agreed will be the Closing Working Capital Amount and will be binding on the Purchaser and the Seller, or (ii) specify that an independent firm of public accountants of nationally recognized standing mutually selected by the Seller and the Purchaser, it being agreed that KPMG LLP and Arthur Andersen LLP are mutually acceptable (the "INDEPENDENT ACCOUNTANT"), will review the Seller's Computation and the Objection Notice and report to the Seller and the Purchaser the Independent Accountant's determination of the Closing Working Capital Amount, which determination will be made within sixty (60) days after the date that the Independent Accountant receives the Seller's Computation and the Objection Notice. Such determination by the Independent Accountant will be final and binding on the Purchaser and the Seller.

          (c) The determination of the Closing Working Capital Amount shall be made in accordance with GAAP, applied consistently with the practices applied in the preparation of the Closing Balance Sheet, prior to giving effect to the Asset Acquisition (except that Inventory shall be valued at lower of cost or market).

          (d) All of the fees and expenses of the Independent Accountant, if any, shall be paid equally by the Purchaser, on the one hand, and the Seller, on the other hand.

     Section 2.06 CLOSING. Subject to the terms and conditions of this Agreement, the sale and purchase of the Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "CLOSING") to be held at the offices of Brobeck, Phleger & Harrison LLP, 550 South Hope Street, Los Angeles, California at 10:00 A.M. California time on the day upon which all conditions to the obligations of the parties set forth in
Article VIII have been satisfied or waived, or at such other place or at such other time or on such other date as Seller and Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "CLOSING DATE").

     Section 2.07 CLOSING DELIVERIES BY SELLER. At the Closing, Seller shall deliver or cause to be delivered to Purchaser:

          (a) the Bill of Sale, and such other instruments, in form and substance satisfactory to Purchaser, as may be requested by Purchaser to transfer the Assets to Purchaser or evidence such transfer on the public records;

          (b)  executed counterparts of the Assumption Agreement;

          (c)  executed counterparts of the Non-competition Agreement;

          (d)  executed counterparts of the Transition Services Agreement;

          (e)  executed counterparts of the Escrow Agreement;

          (f)  executed counterparts of the Trademark License Agreement;

          (g)  a receipt for the Purchase Price; and

          (h) the applicable opinions, certificates and other documents required to be delivered pursuant to SECTION 8.02.

     Section 2.08 CLOSING DELIVERIES BY PARENT. At the Closing, Parent shall deliver or cause to be delivered to

Purchaser:

          (a)  executed counterparts of the Non-competition Agreement;

          (b)  executed counterparts of the Transition Services Agreement;

          (c)  executed counterparts of the Escrow Agreement;

          (d)  executed counterparts of the Trademark License Agreement; and

          (e) the applicable opinions, certificates and other documents required to be delivered pursuant to SECTION 8.02.

     Section 2.09 CLOSING DELIVERIES BY PURCHASER. At the Closing, Purchaser shall deliver to Seller:


          (a)  The consideration in accordance with Article II hereof;

          (b)  executed counterparts of the Assumption Agreement;

          (c)  executed counterparts of the Transition Services Agreement;

          (d)  executed counterparts of the Escrow Agreement;

          (e)  executed counterparts of the Trademark License Agreement; and

          (f) the opinions, certificates and other documents required to be delivered pursuant to SECTION 8.01.

     Section 2.10 POST-CLOSING REVENUE ADJUSTMENT.

          (a) Purchaser will prepare and deliver to Seller, within thirty (30) calendar days of August 31, 2001 and with at least five (5) days prior written notice, revenues from the Bay State Medical Center accounts ("BAY STATE REVENUE") and Correctional Medical Services accounts ("CMS REVENUE") for the month of August 2001 (together, such revenue accounts shall be referred to as the "AUGUST REVENUE REPORT") which shall be reviewed by Purchaser's Accountant. The difference between the Bay State Revenue during the month of August 2001 and the average monthly revenue for Bay State during calendar year 2000 as reflected on SECTION 2.10 of the Disclosure Schedule, shall be the "Bay State Deficit." If the difference between the Bay State Deficit and the CMS Revenue is greater than zero, then the Initial Cash Consideration shall be reduced by an amount equal to such difference multiplied by 12 ("ANNUALIZED DEFICIT", and such calculation of the Annualized Deficit shall be the "PURCHASER'S Computation"). Accordingly, Seller and Parent, shall jointly and severally be liable for the Annualized Deficit to Purchaser (which shall be paid out of the Escrow Fund unless otherwise exhausted), without respect to any limitation on indemnification of Seller or Parent set forth in SECTION 9.02(b)(i).

          (b) Seller will have ten (10) days after receipt of the August Revenue Report to review and deliver a written notice of objection (the "BAY STATE OBJECTION NOTICE") to Seller. The Bay State Objection Notice shall state each item to which Seller takes exception. The Bay State Objection Notice shall specify in reasonable detail the nature and amount of any such exception. In connection with such review, the Seller and Seller's Accountant will have the right to review the Purchaser's Computation, the methods used in the preparation of the August Revenue Report, including the right to review all work papers related to the review by the Purchaser's Accountant, and to confer with Purchaser and the Purchaser's Accountant. If Seller does not provide an Bay State Objection Notice to Purchaser within such ten (10) days after receipt of the August Revenue Report, Seller and Parent will be deemed to have accepted and agreed to the Purchaser's Computation as to the amount of the Annualized Deficit. If Seller delivers an Bay State Objection Notice to Purchaser within such time period, then within ten (10) days after the Bay State Objection Notice is received by Purchaser, the Purchaser and the Seller shall (i) meet to consider such objections and may agree to revise the Purchaser's Computation, in which case the amount so agreed will be the Annualized Deficit and will be binding on the Purchaser and the Seller, or (ii) specify that an Independent Accountant, will review the Annualized Deficit and the Bay State Objection Notice and report to the Seller and the Purchaser the Independent Accountant's determination of the Bay State Revenue and CMS Revenue, which determination will be made within sixty (60) days after the date that the Independent Accountant receives the Purchaser's Computation and the Bay State Objection Notice. Such determination by the Independent Accountant will be final and binding on the Purchaser and the Seller.

          (c) All of the fees and expenses of the Independent Accountant, if any, shall be paid equally by the Purchaser, on the one hand, and the Seller, on the other hand.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     As an inducement to Purchaser to enter into this Agreement, Seller hereby represents and warrants to Purchaser, as follows:

     Section 3.01 ORGANIZATION, AUTHORITY AND QUALIFICATION OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary. SECTION 3.01 of the Disclosure Schedule sets forth each jurisdiction where the Seller is so qualified, licensed or admitted to do business and separately lists each other jurisdiction in which Seller owns, uses, licenses or leases its properties (including the Assets), or conducts business or has employees or engages independent contractors. The execution and delivery of this Agreement and the Ancillary Agreements by Seller, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Seller and Parent. This Agreement has been, and upon their execution the Ancillary Agreements will be, duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes, and upon their execution the Ancillary Agreements will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law).

     Section 3.02 CAPITALIZATION AND VOTING RIGHTS. The authorized capital of Seller consists of:

          (a) COMMON STOCK. 200,000 shares of common stock, par value $0.01 ("SELLER COMMON STOCK"), 10 of which are issued and outstanding.

          (b) Except as set forth in SECTION 3.02(b) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Seller of any shares of its capital stock. Seller is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any Persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of Seller.

     Section 3.03 NO SUBSIDIARIES. Seller does not own, beneficially or of record, any capital stock of any corporation or other business entity nor does Seller own, beneficially or of record, any partnership interests in any general, limited or limited liability partnerships or any units or other membership interests in any limited liability companies.

     Section 3.04 NO CONFLICT. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in SECTION 3.05, and except as may result from any facts or circumstances relating solely to the Purchaser, the execution, delivery and performance of this Agreement and the Ancillary Agreements by Seller do not and will not (a) violate, conflict with or result in the breach of any provision of the charter or bylaws (or similar organizational documents) of Seller, (b) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to Seller or any of its assets, properties or businesses, including, without limitation, the Assets and the Business, or (c) except as set forth in SECTION 3.04 of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the Assets of Seller pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Seller is a party or by which any of such assets or properties is bound or affected.

     Section 3.05 APPROVALS AND CONSENTS.


          (a) SECTION 3.05(a) of the Disclosure Schedule contains a list of all Approvals of Governmental Authorities relating to the business conducted by Seller which are required to be given to or obtained by Seller from any and all Governmental Authorities in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements (other than such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable Laws).

          (b) SECTION 3.05(b) of the Disclosure Schedule contains a list of all consents which are required to be given to or obtained by Seller from any and all third parties other than Governmental Authorities in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

          (c) Except as set forth in SECTION 3.05(c)(1) of the Disclosure Schedule, Seller has obtained all Approvals from Governmental Authorities necessary to conduct the business conducted by Seller in the manner as it is currently being conducted and there has been no written notice received by Seller of any violation or non-compliance with any such Approvals. All Approvals from Governmental Authorities necessary to conduct the business conducted by Seller as it is currently being conducted are set forth in SECTION 3.05(c)(2) of the Disclosure Schedule.

          (d) The affirmative vote of the sole shareholder of the Seller is the only shareholder vote necessary to approve the Asset Acquisition.

          (e) The execution, delivery and performance of this Agreement and each Ancillary Agreement by Seller do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except as described in SECTION 3.05(e) of the Disclosure Schedule.

     Section 3.06 FINANCIAL INFORMATION; BOOKS AND RECORDS.

          (a) SECTION 3.06 of the Disclosure Schedule sets forth true and complete copies of (i) Financial Statements, (ii) the Interim Financial Statement, and (iii) the Closing Balance Sheet, each of which has been delivered by Seller to Purchaser. The Financial Statements, Interim Financial Statement and the Closing Balance Sheet (x) were prepared in accordance with the books of account and other financial records of Seller, (y) present fairly the financial condition and results of operations of Seller related to the Business as of the dates thereof or for the periods covered thereby, (z) have been prepared in accordance with GAAP applied on a basis consistent with the past practices of Seller and throughout the periods involved, except for the omission of normal footnote disclosure required under GAAP and subject to normal recurring accruals and customary year end adjustments.

          (b) The books of account and other financial records of Seller as they relate to the Business: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with GAAP applied on a basis consistent with the past practices of Seller and throughout the periods involved, and (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies.

     Section 3.07 NO UNDISCLOSED LIABILITIES. There are no Liabilities of Seller related to the Business other than Liabilities (i) reflected or reserved against on the Closing Balance Sheet, (ii) disclosed in SECTION 3.07 of the Disclosure Schedule, (iii) incurred since the date of this Agreement in the Ordinary Course of Business of Seller related to the Business and which do not and could not have a Material Adverse Effect, or (iv) that are Assumed Liabilities. Reserves are reflected on the Closing Balance Sheet against all Liabilities of Seller related to the Business, other than Liabilities relating to the Excluded Liabilities, in amounts that have been established on a basis consistent with the past practices of Seller related to the Business and in accordance with GAAP.

     Section 3.08 RECEIVABLES. Except to the extent, if any, reserved for on the Closing Balance Sheet and except as set forth in SECTION 3.08 of the Disclosure Schedule, all Receivables reflected on the Closing Balance Sheet related to the Business arose from, and the Receivables existing on the Closing Date related to the Business will have arisen from, the sale of Inventory or services to Persons not affiliated with Seller and in the Ordinary Course of Business and, except as reserved against on the Closing Balance Sheet, constitute or will constitute, as the case may be, only valid, undisputed claims of Seller not subject to valid claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the Ordinary Course of Business. Seller warrants that 85% of all Receivables, net of reserves as reflected in the Closing Working Capital Amount, will be collected no later than December 31, 2001.

     Section 3.09 INVENTORIES. The Inventories on the Financial Statements, Interim Financial Statement, Closing Balance Sheet and the Reconciliation are at the lower of cost (last in, first out method) or market in accordance with GAAP applied on a consistent basis. The Inventories do not consist of items that are obsolete or items that are damaged. The Inventories do not consist of any items held on consignment. The Inventories are owned by Seller free and clear of any Lien (other than a Permitted Lien). Seller is not under any obligation or liability with respect to accepting returns of items of Inventory or merchandise in the possession of its customers. The Inventories are in good and merchantable condition in all material respects, are suitable and usable for the purposes for which they are intended and are in a condition such that they can be sold in the Ordinary Course of Business.

     Section 3.10 CONDUCT IN THE ORDINARY COURSE; ABSENCE OF CERTAIN CHANGES, EVENTS AND CONDITIONS. Since the date of the Letter of Intent, except as disclosed in SECTION 3.10 of the Disclosure Schedule, the Business has been conducted in the Ordinary Course of Business. Seller has not permitted or suffered any Liens (other than a Permitted Lien) or encumbrances on the Assets, made any unusual payments, purchases, transactions, capital expenditures or agreements. As amplification and not limitation of the foregoing, since the date of the Letter of Intent, Seller has not:

          (a) written down or written up (or failed to write down in accordance with GAAP consistent with past practice) the value of any Inventories or Receivables or revalued any assets of Seller related to the Business other than in the Ordinary Course of Business and in accordance with GAAP;

          (b) (i) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by Seller related to the Business to any of its employees, including, without limitation, any increase or change pursuant to any Plan, or (ii) established or increased or promised to increase any benefits under any Plan, in either case except as required by Law, any collective bargaining agreement, or involving ordinary increases consistent with the past practice of Seller related to the Business or increases specifically used to retain key employees for the six months after Closing and previously accepted by Purchaser;

          (c) not failed to maintain a sufficient number of employees to conduct the Business in the same manner prior to Closing subject to volume limitations;

          (d) entered into any agreements with suppliers of products or services except in the Ordinary Course of Business and after providing prior notice thereof to Purchaser;

          (e) purchased, sold, leased or disposed of any material property or assets, licensed or transferred ownership of any of Seller Intellectual Property, incurred any material Liability, or made any material commitment or enter into any other material transaction except in the Ordinary Course of Business;

          (f) issued any shares of capital stock or other securities or options or rights to purchase capital stock or other securities;

          (g) made any dividend, redemption or similar distribution or any stock split, recapitalization or stock issuance of any kind; or

          (h) suffered any Material Adverse Effect related to the Business other than as a result of the seasonality of tick borne disease testing.

     Section 3.11 LITIGATION.


          (a) Except as set forth in SECTION 3.11(a) of the Disclosure Schedule, there are no Actions by or against Seller related to the Business, or affecting any of the Assets or the Business, pending before any Governmental Authority (or, to the knowledge of Seller, threatened to be brought by or before any Governmental Authority).

          (b) Except as set forth in SECTION 3.11(b) of the Disclosure Schedule, neither Seller nor any of its assets or properties, including, without limitation, the Assets, is subject to any Governmental Order (nor, to the knowledge of Seller, are there any such Governmental Orders threatened to be imposed by any Governmental Authority).

     Section 3.12 COMPLIANCE WITH LAWS. Except as set forth in Section 3.05(c)(1) of the Disclosure Schedule, Seller has conducted and continues to conduct the Business in accordance with all Laws and Governmental Orders applicable to Seller or any of its properties or assets, including, without limitation, the Assets and the Business, and Seller is not in violation of any such Law or Governmental Order. In particular, Seller has not engaged in any activities which are prohibited under federal Medicare or Medicaid statutes or any regulations promulgated pursuant to such statutes, under antikickback Laws or Laws prohibiting physician referrals, under Laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients, under Laws related to the submission of false claims, or under Laws relating to the marketing and/or advertising of health care services. Seller is not a party to an Integrity Agreement or other compliance-related agreement with any Governmental Authority, nor is Seller in violation of any agreement with any court or Governmental Authority.

     Section 3.13 ENVIRONMENTAL AND OTHER PERMITS AND LICENSES; RELATED MATTERS. Seller currently holds all the health and safety and other permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Authorities (collectively, "PERMITS") necessary or proper for the current use, occupancy and operation of the Assets and the conduct of the Business, and all such Permits are in full force and effect. There is no existing practice, action or activity of Seller and no existing condition of the Assets and the Business, which will give rise to any civil or criminal Liability under, or violate or prevent compliance with, any health or occupational safety or other applicable Environmental Law. Except as set forth in SECTION 3.13 of the Disclosure Schedule, Seller has not received any notice from any Governmental Authority revoking, canceling, rescinding, materially modifying or refusing to renew any Permit or providing written notice of violations under any Environmental Law related to the Assets or the Business. Seller is in all respects in compliance with the Permits and the requirements thereof.

     Section 3.14 MATERIAL CONTRACTS.


          (a) SECTION 3.14(a) of the Disclosure Schedule contains a true and complete list of each of the Material Contracts (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been made available to Purchaser prior to the execution of this Agreement) to which Seller is a party or by which the Assets are bound.

          (b) Except as disclosed in SECTION 3.14(b) of the Disclosure Schedule, each Material Contract: (i) is legal, valid and binding on the respective parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, except to the extent that any consents set forth in
SECTION 3.05 of the Disclosure Schedule are not obtained, immediately following the Closing Date, shall be in full force and effect without penalty or other adverse consequence. Seller is not in breach of, or default under, any Material Contract.

          (c) Except as disclosed in SECTION 3.14(c) of the Disclosure Schedule, no other party to any Material Contract is in breach thereof or default thereunder.

     Section 3.15 INTELLECTUAL PROPERTY.

          (a) SECTION 3.15(a) of the Disclosure Schedule lists all Seller Intellectual Property (including all trademarks and service marks that Seller has used with the intent of creating or benefiting from any common law rights relating to such marks) and lists any proceedings or actions pending as of the date hereof before any court or tribunal (including the PTO or equivalent authority anywhere in the world) related to any of Seller Intellectual Property.

          (b) The Seller has all requisite right, title and interest in or valid and enforceable rights to use all Seller Intellectual Property necessary to the conduct of the Business as it is currently conducted or as reasonably contemplated to be conducted. Each item of Seller Intellectual Property, including all Seller Registered Intellectual Property listed in SECTION 3.15(a) of the Disclosure Schedule, is owned exclusively by Seller (excluding Licensed Intellectual Property) and is free and clear of any Liens except Permitted Liens. Except as set forth in SECTION 3.15(b) of the Disclosure Schedule, Seller
(i) owns or licenses exclusively all Assets constituting or comprising trademarks, service marks and trade names used by Seller in connection with the operation or conduct of the Business; PROVIDED, HOWEVER, that Seller may use trademarks, service marks and trade names of third parties which are licensed to Seller or are in the public domain, and (ii) owns exclusively, and has good title to, all Assets constituting or comprising copyrighted works that are Seller products or other works of authorship that Seller otherwise purports to own; PROVIDED, HOWEVER, that such works may incorporate copyrighted works or works of authorship, trademarks or trade names of third parties which are licensed to Seller or are in the public domain.

          (c) Except as set forth in SECTION 3.15(c) of the Disclosure Schedule, no Seller Intellectual Property has been developed or created by any Person other than Seller. Seller has a written agreement with each person listed in SECTION 3.15(c) of the Disclosure Schedule with respect thereto and Seller has either obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment of any such rights. In each case in which Seller has acquired ownership of any Intellectual Property rights from any Person, Seller has obtained a valid and enforceable assignment sufficient to transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to Seller. Seller hereby represents that no recordation of any such assignment (other than any assignments contemplated by this Agreement or the Ancillary Agreements) of any Registered Intellectual Property is necessary or required with any governmental entity, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, to protect Seller's ownership rights in and to such Intellectual Property.

          (d) SECTION 3.15(d) of the Disclosure Schedule lists all Licensed Intellectual Property. Except for the Licensed Intellectual Property listed in
SECTION 3.15(d) of the Disclosure Schedule, Seller has not transferred ownership of or granted any License of or other right to use or authorized the retention of any rights to use any Seller Intellectual Property, to any other Person.

          (e) The Seller Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the Business as it currently is conducted.

          (f) SECTION 3.15(f) of the Disclosure Schedule lists all Licenses (including all inbound Licenses) to which Seller is a party with respect to any Seller Intellectual Property except for shrink-wrap computer software which is generally commercially available. No Person other than Seller has ownership rights to improvements made by Seller in Licensed Intellectual Property.

          (g) The operation of the Business as currently conducted or as presently proposed to be conducted by Seller, including Seller's development and use of the Inventory does not infringe or misappropriate the Intellectual Property of any Person, violate the rights of any Person (including rights to privacy or publicity), or constitute unfair competition or an unfair trade practice under any Laws, and Seller has not received notice from any Person regarding any pending overt threat from any Person, claiming that such operation or any act, product, technology or service of Seller infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under any Laws, including notice of third party patent or other Intellectual Property rights from a potential licensor of such rights.

          (h) Each item of Seller Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance, renewal fees, annuity fees and Taxes in connection with such Seller Registered Intellectual Property have been paid. Seller has not been required to file any documents and certificates in connection with such Seller Registered Intellectual Property with any patent, copyright, trademark or other authorities in the United States or foreign jurisdictions for the purposes of maintaining such Seller Registered Intellectual Property. SECTION 3.15(h) of the Disclosure Schedule lists all copyright registrations by Seller with the U.S. Copyright Office for the latest version of each of those Assets comprising products or technology that constitutes or includes a copyrightable work, if any.

          (i) There are no Licenses between Seller and any other Person with respect to Seller Intellectual Property under which there is any dispute (or, to the best knowledge of the Seller, facts that may reasonably lead to a dispute) known to Seller regarding the scope of such License, or performance under such License, including with respect to any payments to be made or received by Seller thereunder.

          (j) To the knowledge of the Seller, no Person is infringing or misappropriating any Seller Intellectual Property.

          (k) No Seller Intellectual Property or Asset comprising a product, technology or service of Seller is subject to any proceeding or outstanding Governmental Order, or stipulation that restricts, the use, transfer or licensing of any Seller Intellectual Property by Seller or that may affect the validity, use or enforceability of such Seller Intellectual Property.

          (l) Except as set forth in SECTION 3.15(l) of the Disclosure Schedule, neither this Agreement nor any transactions contemplated by this Agreement will result in Purchaser granting any rights or Licenses with respect to Seller Intellectual Property to any Person.

          (m)  SECTION 3.15(m) of the Disclosure Schedule sets forth a list of
(x) all software which Seller has Licensed from any third party that is incorporated in or used with any of the Assets, and (y) a list of all "freeware" and "shareware" incorporated in or used with any Assets comprising products. Seller has all rights necessary to the use of such software, "freeware" and "shareware."

          (n) Seller has, and enforces, a policy requiring each employee, consultant and independent contractor to execute proprietary information, confidentiality and invention assignment agreements in the forms previously provided to Purchaser, and all current employees, consultants and independent contractors of Seller have executed such an agreement or will execute such an agreement upon Closing. Copies of all such agreements have been provided to Purchaser or made available to Purchaser for review. Seller has taken all reasonably necessary and appropriate steps to protect and preserve ownership of Seller Intellectual Property. In the event that any consultant is concurrently retained by Seller and a third party, Seller has taken additional steps to ensure that any Seller Intellectual Property developed by such a consultant does not belong to the third party or conflict with the third party's consulting agreement (such steps include, but are not limited to, ensuring that all research and development work performed by such a consultant are performed only on Seller's facilities and only using Seller's resources), except as set forth in SECTION 3.15(n) of the Disclosure Schedule.

     Section 3.16 ASSETS.


          (a) Except as set forth in SECTION 3.16(a) of the Disclosure Schedule, Seller owns, leases or has the legal right to use all the Assets and has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all Liens (except any Permitted Liens).

          (b) The Assets and Leased Real Properties constitute all the properties, assets and rights used or intended to be used by Seller in, and all such properties, assets and rights as are necessary in the conduct of, the Business. SECTION 3.16(b) of the Disclosure Schedule contains a true and correct list of (i) the Leased Real Properties and (ii) all Liens relating to or affecting any of the Leased Real Properties to which Seller is a party. Seller owns no real property other than Seller owned leasehold improvements, if any, on the Leased Real Property.

          (c) Subject to the terms of its respective leases, Seller has a valid and subsisting leasehold estate in and the right to quiet enjoyment of each of the Leased Real Properties for the full term of the leases (including renewal periods) relating thereto. Each lease referred to in SECTION 3.16(b) above is a legal, valid and binding agreement, enforceable in accordance with its terms, of Seller and of each other Person that is a party thereto, and except as set forth in SECTION 3.16(c) of the Disclosure Schedule, there is no, and Seller has not received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Seller does not owe brokerage commissions or finders fees with respect to any such Leased Real Property, except to the extent that Seller may renew the term of any such lease, in which case, any such commissions and fees would be in amounts that are reasonable and customary for the spaces so leased, given their intended use and terms.

          (d) Except as disclosed in SECTION 3.16(d) of the Disclosure Schedule, all improvements on the Leased Real Property (i) comply with and are operated in accordance with applicable Laws (including Environmental Laws) and all applicable Liens, Approvals, contracts, covenants and restrictions and (ii) are in all material respects in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and such improvements are in all material respects adequate and suitable for the purposes for which they are presently being used and there are no condemnation or appropriation proceedings pending or, to the knowledge of Seller, threatened against any of such real property or the improvements thereon.

          (e) True and correct copies of the documents under which the Leased Real Property is leased, subleased (to or by Seller or otherwise), utilized, and/or operated (the "LEASE DOCUMENTS") have been delivered to Purchaser. The Lease Documents are in full force and effect, and there are no other contracts or agreements between Seller and any third party(ies), or, to Seller's knowledge, by and among any third party(ies), claiming an interest in the interest of Seller in the Leased Real Property or otherwise relating to the use and occupancy of the Leased Real Property.

          (f) Subject to any consents required to consummate the transactions contemplated by this Agreement as listed on Section 3.05 of the Disclosure Schedule, Seller has the full and unrestricted power and unqualified right to sell, assign, transfer, convey and deliver the Assets to Purchaser without penalty or other adverse consequences.

     Section 3.17 CUSTOMERS. Except as set forth on SECTION 3.17 of the Disclosure Schedule, Seller has not received any notice, written or otherwise, from any significant customer (defined for purposes of this SECTION 3.17 to be a customer who has purchased $50,000 of products produced by or services sold by the Business, in the aggregate, in any twelve (12) month period in any of the last two fiscal years of Seller) that such customer has ceased, or will cease, to use the products or services of Seller produced or sold by the Business or has substantially reduced, or will substantially reduce, the use of such products or services at any time. SECTION 3.17 of the Disclosure Schedule sets forth all of Seller's significant customers, their addresses, and revenue for the 12-month period ended December 31, 2000. Seller has provided to the Purchaser the contact person and the telephone number for the significant customers listed on SECTION 3.17 of the Disclosure Schedule. Seller believes that the relationships with all of its significant customers are good. Except as set forth in SECTION 3.17 of the Disclosure Schedule, Seller has not received any customer complaints, written or otherwise, since the Letter of Intent regarding its products or services in connection with the Business. Except as disclosed in SECTION 3.17 of the Disclosure Schedule, to the knowledge of the Seller, no such customer is threatened with bankruptcy or insolvency.

     Section 3.18 SUPPLIERS. Except as set forth in SECTION 3.18 of the Disclosure Schedule, Seller has not received any notice, written or otherwise, that any significant supplier will not sell raw materials, supplies, merchandise and other goods related to the Business to Seller at any time after the Closing Date on terms and conditions similar to those imposed on current sales to the Business, subject only to general and customary price increases. Except as disclosed in Section 3.18 of the Disclosure Schedule, to the knowledge of the Seller, no such supplier is threatened with bankruptcy or insolvency.

     Section 3.19 EMPLOYEE BENEFIT MATTERS.

          (a) PLANS AND MATERIAL DOCUMENTS. SECTION 3.19(a) of the Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which Seller is a party with respect to the Business, with respect to which Seller has any obligation or which are maintained, contributed to or sponsored by Seller for the benefit of any current or former employee, officer or director of Seller with respect to the Business (collectively, "PLANS").

          (b) ABSENCE OF CERTAIN LIABILITIES AND EVENTS. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Seller has not incurred any liability for any excise tax arising under Section 4971, 4972, 4980 or 4980B of the Code and to the best of Seller's knowledge no fact or event exists which could give rise to any such liability. Seller has not incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. No reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Plan subject to Title IV of ERISA. No Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Plan.

     Section 3.20 LABOR MATTERS. Except as set forth in SECTION 3.20 of the Disclosure Schedule, (a) Seller is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Seller with respect to the Business, and currently to the knowledge of Seller, there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Business; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the knowledge of Seller, threatened between Seller and any of the employees of the Business, and Seller has not experienced any such controversy, strike, slowdown or work stoppage within the past three years; (c) Seller has not breached or otherwise failed to comply with the provisions of any collective bargaining or union contract with respect to the Business and there are no grievances outstanding against Seller under any such agreement or contract; (d) there are no unfair labor practice complaints pending against Seller with respect to the Business before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of the Business; (e) Seller is currently in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining, employee benefits and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority with respect to the Business and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Business and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (f) Seller has paid in full to all employees of the Business or adequately accrued for in accordance with GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (g) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or, to Seller's knowledge, threatened before any Governmental Authority with respect to any Persons currently or formerly employed by Seller in the Business; (h) Seller is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices with respect to the Business; (i) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to Seller's knowledge, threatened with respect to the Business; and (j) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to Seller's knowledge, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which Seller has employed or currently employs any Person with respect to the Business.

     Section 3.21 TAXES. Except as set forth in SECTION 3.21 of the Disclosure Schedule, the Seller and each of its subsidiaries, and any affiliated, consolidated, combined, unitary or aggregate group for Tax purposes of which the Seller or any of its subsidiaries is or has been a member ("TAX MEMBER"), (i) has or will have filed with the appropriate foreign taxing authorities or Governmental Authorities all Tax Returns required to be filed by or with respect to Seller on or before the Closing Date, and such Tax Returns are or will be true, correct and complete in all material respects and (ii) has paid in full or has made adequate provision for in the Financial Statements, Interim Financial Statement and Closing Balance Sheet (in accordance with GAAP applied on a consistent basis) all Taxes which are due or claimed to be due from them by any Governmental Authority. Except as set forth in SECTION 3.21(a) of the Disclosure Schedule, there are no Liens for Taxes upon the assets of Seller except for statutory liens for current Taxes not yet due. The reserves for Taxes (except for deferred taxes) reflected in the Parent's most recent financial statements filed with the Securities and Exchange Commission are sufficient for the payment of all unpaid Taxes (whether or not currently disputed) (including those of other Tax Members) accrued through the date thereof. No Tax Member has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed or, except as set forth in SECTION 3.21(a) of the Disclosure Schedule, has waived any statute of limitations for, nor agreed to any extension of time which has expired with respect to, the assessment of Taxes of such Tax Member. Except as set forth in SECTION 3.21(a) of the

Disclosure Schedule, no power of attorney has been executed by Seller with respect to any matter relating to Taxes which is currently in force.

     Section 3.22 INSURANCE.

          (a) All material assets, properties and risks of the Business are, and for the past five years have been, covered by valid and, except for policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance, property insurance and workers' compensation insurance) issued in favor of Seller (the "INSURANCE POLICIES"), in each case with insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of Seller with respect to the Business. SECTION 3.22 of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof, the period of time covered thereby and a brief description of the interests insured thereby) of the Insurance Policies currently in effect that (a) have been issued to Seller or
(b) to the knowledge of Seller, have been issued to any Person (other than Seller) for the benefit of Seller. The Insurance Policies set forth in SECTION
3.22 of the Disclosure Schedule will not terminate or lapse by reason of any of the transactions contemplated by this Agreement or any of the Ancillary Agreements.

          (b) At no time subsequent to December 31, 1998 has Seller (i) been denied any insurance or indemnity bond coverage which it has requested with respect to either the Assets or the Business, (ii) made any material reduction in the scope or amount of its insurance coverage with respect to either the Assets or the Business, or received notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years or that any insurance coverage listed in SECTION 3.22(a) of the Disclosure Schedule will not be available in the future substantially on the same terms as are now in effect or (iii) suffered any extraordinary increase in premium for renewed coverage with respect to either the Assets or the Business. Since December 31, 1998, no insurance carrier has cancelled, failed to renew or materially reduced any insurance coverage for Seller with respect to either the Assets or the Business or given any notice or other indication of its intention to cancel, not renew or reduce any such coverage with respect to either the Assets or the Business.

          (c) SECTION 3.22(c) of the Disclosure Schedule contains a list of all claims made under any insurance policies covering Seller in the last two years. Seller has not received notice that any insurer under any policy listed (or required to be listed) in SECTION 3.22(a) of the Disclosure Schedule is denying, disputing or questioning liability with respect to a claim thereunder or defending under a reservation of rights clause. Seller has, in the reasonable judgment of Seller, in light of its Business, location, operations and Assets, maintained, at all times, without interruption, appropriate insurance, both in scope and amount of coverages.

     Section 3.23 FULL DISCLOSURE

          (a) Seller is not aware of any facts pertaining to Seller or the Business which affect adversely Seller or the Business or which are likely in the future to affect adversely Seller or the Business and which have not been disclosed in this Agreement, the Disclosure Schedule, the Financial Statements, the Interim Financial Statement, the Closing Balance Sheet, or otherwise disclosed to Purchaser by Seller in writing.

          (b) No representation or warranty of Seller in this Agreement, nor any statement or certificate furnished or to be furnished prior to or at the Closing to Purchaser pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     Section 3.24 WARRANTY OBLIGATIONS.

          (a) Seller does not have any written warranties, guarantees or warranty policies.

          (b) No salesperson, employee or agent of Seller is authorized to undertake obligations to any customer or other Person in excess of the statements in Seller's test manual previously delivered to Purchaser.

     Section 3.25 AFFILIATE TRANSACTIONS.

          (a)  Except as disclosed in SCHEDULE 3.25 of the Disclosure Schedule,
(i) there are no agreements (written or oral) or Liabilities between the Seller, on the one hand, and any current or former officer, director, shareholder, or to Seller's knowledge, any Affiliate of the Seller, on the other hand, (ii) Seller does not provide or cause to be provided any assets, services or facilities to any such current or former officer, director, shareholder, or Affiliate, (iii) neither Seller nor any such current or former officer, director, shareholder, or Affiliate provides or causes to be provided any assets, services or facilities to Seller and (iv) Seller does not beneficially own, directly or indirectly, any interest in any such entity owned by current or former officer, director, shareholder, or Affiliate.

          (b) Except as disclosed in SECTION 3.25(b) of the Disclosure Schedule, each of the agreements and Liabilities listed in SECTION 3.25(b) of the Disclosure Schedule were entered into or incurred, as the case may be, on terms no less favorable to Seller (in the reasonable judgment of the Seller) than if such agreement or Liability was entered into or incurred on an arm's length basis on competitive terms. Any agreement to which Seller is a party and in which any director of Seller has a financial interest in such agreement was approved by a majority of the disinterested members of the board of directors of Seller and shareholders of Seller in accordance with applicable Laws.

     Section 3.26 FOREIGN CORRUPT PRACTICES ACT. Neither Seller, nor to the knowledge of Seller, any agent, employee or other Person associated with or acting on behalf of Seller has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

     Section 3.27 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of Seller.

     Section 3.28 MEDICARE/MEDICAID COMPLIANCE.

     Seller is qualified for participation in the Medicare and Medicaid programs, has current and valid provider contracts with such programs, and is in material compliance with the conditions of participation in such programs. Except as otherwise disclosed herein, Seller has not received any notice from the Medicare or Medicaid program of any pending or threatened investigations or surveys, and Seller has no reason to believe that any such investigations or surveys are pending, threatened or imminent.

                                  ARTICLE IIIA

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     As an inducement to Seller to enter into this Agreement, Parent hereby represents and warrants to Purchaser as follows:

     Section 3A.01 ORGANIZATION AND AUTHORITY OF PARENT. Parent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Parent of this Agreement and each of the Ancillary Agreements to which it is a party, the performance by Parent of its obligations hereunder and thereunder and the consummation by Parent of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Parent. This Agreement has been, and upon the execution of each of the Ancillary Agreements to which it is a party will be, duly executed and delivered by Parent, and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes, and upon their execution, each of the Ancillary Agreements to which is a party, will constitute, legal, valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law).

     Section 3A.02 NO CONFLICT. Except as may result from any facts or circumstances relating solely to Purchaser, the execution, delivery and performance by Parent of this Agreement and the Ancillary Agreementsto which it is a party, do not and will not (a) violate, conflict with or result in the breach of any provision of the Restated Articles of Organization or bylaws (or other organizational documents) of Parent, (b) conflict with or violate any Law or Governmental Order applicable to Parent or (c) conflict with, or result in any breach of, constitute a default (or an event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the assets or properties of Parent pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Parent is a party or by which any of such assets or properties is bound or affected, which would have a material adverse effect on the ability of Parent to consummate the transactions contemplated by this Agreement or by the Ancillary Agreements.

     Section 3A.03 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of Purchaser.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     As an inducement to Seller to enter into this Agreement, Purchaser hereby represents and warrants to Seller as follows:

     Section 4.01 ORGANIZATION AND AUTHORITY OF PURCHASER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Purchaser, the performance by Purchaser of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Purchaser. This Agreement has been, and upon their execution the Ancillary Agreements will be, duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes, and upon their execution the Ancillary Agreements will constitute, legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms except as limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law).

     Section 4.02 NO CONFLICT Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in SECTION 4.03, except as may result from any facts or circumstances relating solely to Seller or Parent, the execution, delivery and performance of this Agreement and the Ancillary Agreements by Purchaser, do not and will not (a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation or bylaws (or other organizational documents) of Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to Purchaser or (c) conflict with, or result in any breach of, constitute a default (or an event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the assets or properties of Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Purchaser is a party or by which any of such assets or properties is bound or affected, which would have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement or by the Ancillary Agreements.

     Section 4.03 GOVERNMENTAL CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party by Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority.

     Section 4.04 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of Purchaser.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

     Section 5.01 CONDUCT OF BUSINESS PRIOR TO THE CLOSING.

          (a) Seller covenants and agrees that, between the date hereof and the Closing, Seller shall not conduct the Business other than in the Ordinary Course of Business. Without limiting the generality of the foregoing, Seller shall:

               (i) carry on its business as presently conducted and only in the Ordinary Course of Business;

               (ii) use its commercially reasonable efforts to preserve its business organization intact, to retain the services of its present employees and to preserve the goodwill of its suppliers and customers;

               (iii) not purchase, sell, lease or dispose of any material property or assets, license or transfer ownership of any of its Seller Intellectual Property, incur any material liability, or make any material commitment or enter into any other material transaction except in the Ordinary Course of Business;

               (iv) not enter into any agreements with suppliers of products or services except in the Ordinary Course of Business and after providing prior notice thereof to purchaser;

               (v) not issue any shares of capital stock or other securities or options or rights to purchase capital stock or other securities;

               (vi) not make any dividend, redemption similar distribution or any stock split, recapitalization or stock issuance of any kind; and

               (vii) not increase the compensation of any officer, employee or agent, other than in the Ordinary Course of Business unless compensation increases are specifically used to retain key employees for the six months after Closing, and are previously accepted in writing by Purchaser.

          (b) Except as described in SECTION 5.01(b) of the Disclosure Schedule, Seller covenants and agrees that, prior to the Closing, without the prior written consent of Purchaser, Seller will not do any of the things enumerated in SECTION 3.10.

     Section 5.02 ACCESS TO INFORMATION.

          (a) From the date hereof until the Closing, upon reasonable notice, Seller shall and shall cause each of Seller's agents to: (i) afford the Purchaser and agents of Purchaser reasonable access, during normal business hours, to Seller's offices, properties, plants, other facilities, books and records and to Seller's agents, and (ii) furnish to the Purchaser and agents of Purchaser such additional financial and operating data, reasonable access to other information regarding the Business and the assets, properties and goodwill of Seller as Purchaser may from time to time reasonably request.

     Section 5.03 REGULATORY AND OTHER AUTHORIZATIONS; NOTICES AND CONSENTS.

          (a) Seller shall use reasonable efforts to obtain all Approvals of all Governmental Authorities and customers, vendors and other parties who may have or be able to assert legal rights with respect to this transaction that may be or become necessary for execution and delivery of this Agreement, and the performance of Seller's obligations pursuant to, this Agreement and the Ancillary Agreements and will reasonably cooperate with Purchaser in promptly seeking to obtain all such Approvals. Purchaser shall cooperate with Seller if reasonably requested by Seller to obtain such Approvals.

          (b) Seller and Purchaser agree that, in the event any Approval necessary or desirable to preserve for the Business or Purchaser any material right or benefit under any lease, license, contract, commitment or other agreement or arrangement that is part of the Assets or Assumed Liabilities to which Seller is a party is not obtained prior to the Closing, Seller will, subsequent to the Closing, cooperate with Purchaser in attempting to obtain such Approval as promptly thereafter as practicable. If such Approval cannot be obtained, Seller will use its reasonable efforts to provide Purchaser with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement, and, if Seller provides such rights and benefits, Purchaser shall assume the obligations and burdens thereunder.

     Section 5.04 NOTICE OF DEVELOPMENTS. Prior to the Closing, Seller shall promptly notify Purchaser in writing of (a) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could have a Material Adverse Effect on the Business, and (b) all other material developments affecting the Assets, Liabilities, business, financial condition, operations, prospects, results of operations, customer or supplier relations, employee relations or projections of the Business not in the Ordinary Course of Business.

     Section 5.05 USE OF INTELLECTUAL PROPERTY.


          (a) Except as set forth in SECTION 5.05(a) of the Disclosure Schedule, from and after the Closing, Seller shall not use any of the Owned Intellectual Property or the Licensed Intellectual Property.

          (b) Seller grants to Purchaser an exclusive (even as to Seller), worldwide, paid-up, non-transferable (except in connection with a Change of Control of Purchaser), non-sublicenseable, irrevocable (except in certain limited circumstances identified in the Transition Services Agreement), royalty-free license for one year from the Closing Date to use the name "BBI Clinical Laboratories" and no derivations or modifications thereof including the trademark "BBI" or the related logo, solely in connection with the Business as set forth in the Trademark License Agreement.

     Section 5.06 BULK TRANSFER LAWS. Prior to Closing, Seller shall comply with any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with the sale of the Assets to Purchaser (other than any obligations with respect to the application of the proceeds herefrom).

     Section 5.07 COOPERATION WITH FINANCIAL DISCLOSURES.


          (a)  Not later than the longer of (i) 45 days after the Closing or
(ii) March 1, 2001, Seller shall, at Seller's own expense, deliver to Purchaser unaudited balance sheets of Seller as of the fiscal year ended December 31, 2000 and the related unaudited statements of operations and shareholders' equity (collectively, the "FISCAL YEAR-END FINANCIAL STATEMENT"). The Fiscal Year-End Financial Statement (i) shall be prepared in accordance with the books of account and other financial records of Seller, (ii) present fairly the financial condition and results of operations of Seller related to the Business as of the dates thereof or for the periods covered thereby, (iii) be prepared in accordance with GAAP excluding notes applied on a basis consistent with the past practices of Seller and throughout the periods involved, and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of Seller related to the Business and the results of the operations of Seller related to the Business as of the dates thereof for the periods covered thereby. Seller shall be responsible for any costs, expenses and fees of outside auditors in connection with this SECTION 5.07(a).

          (b) To the extent that additional financial disclosures relating to the Business are required for the Purchaser to comply with the rules and regulations of the Securities and Exchange Commission (the "RULES"), or if such Rules require that the financial statements described in SECTION 3.06 hereof be audited and/or included in any registration statement or report of Purchaser, Seller shall cooperate on a timely basis with the reasonable requests of Purchaser to achieve compliance with such disclosure or audit requirements. Purchaser shall be responsible for any costs, expenses and fees of outside auditors in connection with this SECTION 5.08(b).

     Section 5.08 NO SOLICITATION. Until March 10, 2001, Seller will not take (and since January 16, 2001 inclusive has not taken), nor will Seller permit any of Seller's officers, directors, employees, stockholders, attorneys, investment advisors, agents, representatives or Affiliates (collectively, "REPRESENTATIVES") to (directly or indirectly), take any of the following actions with any Person other than Purchaser and its designees: (a) solicit, encourage, initiate, entertain, accept receipt of, review or encourage any proposals or offers from, or participate in or conduct discussions with or engage in negotiations with, any Person relating to any offer or proposal, oral, written or otherwise, formal or informal (a "COMPETING PROPOSED TRANSACTION"), with respect to any possible Business Combination with Seller, (b) provide information with respect to Seller to any Person, other than Purchaser, relating to (or which Seller believes would be used for the purpose of formulating an offer or proposal with respect to), or otherwise assist, cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible Business Combination with Seller, (c) agree to, enter into a contract with any Person, other than Seller, providing for, or approve a Business Combination with Seller, (d) make or authorize any statement, recommendation, solicitation or endorsement in support of any possible Business Combination with Seller other than by Purchaser, or (e) authorize or permit any of Seller's Representatives to take any such action. Seller shall immediately cease and cause to be terminated any such contacts or negotiations with any Person relating to any such Business Combination. In addition to the foregoing, if Seller or any of its Representatives receives prior to the earlier of the Closing or the termination of this Agreement any offer or proposal (formal or informal, oral, written or otherwise) relating to, or any inquiry or contact from any Person with respect to, a Competing Proposed Transaction, Seller shall immediately notify Purchaser thereof and provide Purchaser with the details thereof, including the identity of the Person or Persons making such offer or proposal, and will keep Purchaser fully informed on a current basis of the status and details of any such offer or proposal and of any modifications to the terms thereof; PROVIDED, HOWEVER, that this provision shall not in any way be deemed to limit the obligations of Seller and its Representatives set forth in the previous sentence. Each of Seller and Purchaser acknowledge that this
SECTION 5.08 was a significant inducement for Purchaser to enter into this Agreement and the absence of such provision would have resulted in either (i) a material reduction in the Purchase Price to be paid or (ii) a failure to induce Purchaser to enter into this Agreement.

     Section 5.09 PUBLIC DISCLOSURE. Unless otherwise required by Law (including federal and state securities laws) or by the rules and regulations of the NASD or the New York Stock Exchange, prior to the Closing Date, no disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by any party hereto unless approved by Purchaser and Seller in writing prior to release; PROVIDED, HOWEVER, that such approval shall not be unreasonably withheld or delayed.

     Section 5.10 TRANSITION OF CUSTOMER FILES. Seller shall provide reasonable cooperation to effect the timely and accurate transition of all customer files (including files in electronic format) to Purchaser's facilities and/or computer servers.

     Section 5.11 CONFIDENTIALITY. The parties acknowledge that Purchaser and Seller have previously executed the Letter of Intent and that the Letter of Intent contains confidentiality provisions which shall continue in full force and effect, notwithstanding any termination of this Agreement or integration of the Letter of Intent into this Agreement.

     Section 5.12 FURTHER ACTION. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Laws, including obtaining any necessary consents or approvals from, or making any necessary filings with any domestic regulatory agencies, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the Ancillary Agreements and consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

     Section 5.13 REAGENT RENTAL AGREEMENTS.

     Purchaser shall use commercially reasonable efforts in assisting Seller in terminating any reagent rental agreements. Notwithstanding the foregoing, Purchaser shall not assume any reagent rental agreements of Seller under this Agreement.

                                   ARTICLE VI

                                EMPLOYEE MATTERS

     Section 6.01 EMPLOYEES SECTION 6.01 of the Disclosure Schedule contains a true and complete list of all employees of the Business as of the date hereof and sets forth their position, current salary and status. Seller shall update such information with as much notice to Purchaser as possible prior to the Closing Date. Seller shall be obligated to pay to each employee all wages, salaries, commissions, compensation for accrued vacation, and bonuses earned by him or her prior to the Closing Date other than bonuses which by their terms are not payable unless such employee remains employed through the Closing Date.

                                  ARTICLE VII

                                   TAX MATTERS

     Section 7.01 INDEMNITY. Purchaser shall be responsible for Taxes in connection with use of the Assets and the Business after the Closing Date. Seller agrees to indemnify and hold harmless Purchaser against all other Taxes and against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with such other Taxes, including without limitation, (i) Taxes imposed on Purchaser or the Business with respect to taxable periods ending on or before the Closing Date; (ii) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, Taxes imposed on Purchaser or the Business which are allocable to the portion of such period ending on the Closing Date; and (iii) Taxes imposed on Purchaser as a result of any breach of warranty or misrepresentation under SECTIONS 2.04(b) OR 3.21 of this Agreement. Purchaser agrees to indemnify and hold harmless Seller against all other Taxes and against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with such other Taxes, including without limitation, (i) Taxes imposed on Seller or the Business with respect to taxable periods beginning after the Closing Date; (ii) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, Taxes imposed on Seller or the Business which are allocable to the portion of such period after the Closing Date.

     Section 7.02 CONVEYANCE TAXES. Seller shall be liable for and shall hold Purchaser harmless against any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

     Section 7.03 MISCELLANEOUS.

          (a) Seller and Purchaser agree to treat all payments made by either to or for the benefit of the other under this Article VII, under other indemnity provisions of this Agreement and for any misrepresentations or breach of warranties or covenants, as adjustments to the Purchase Price for Tax purposes and that such treatment shall govern for purposes hereof.

          (b) Notwithstanding any provision in this Agreement to the contrary, the obligations of Seller to indemnify and hold harmless Purchaser pursuant to this Article VII, and the representations and warranties contained in SECTION 3.21, shall terminate at the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

          (c) For purposes of this Article VII, "Purchaser" and "Seller," respectively, shall include each member of the affiliated group of corporations of which it is or becomes a member.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

     Section 8.01 CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Purchaser contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, the covenants and agreements contained in this Agreement to be complied with by Purchaser on or before the Closing shall have been complied with in all material respects, and Seller shall have received a certificate from Purchaser to such effect signed by a duly authorized officer thereof;

          (b) NO PROCEEDING OR LITIGATION. No Action shall have been commenced by or before any Governmental Authority against Seller or by or before any Governmental Authority against Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of Seller, is likely to render it difficult or unlawful to consummate such transactions;

          (c) ANCILLARY AGREEMENTS. Purchaser shall have executed and delivered to Seller each of the Ancillary Agreements to which it is a party;

          (d) SECRETARY'S CERTIFICATE. A certificate of the Secretary of Purchaser, certifying that the attached copies of the articles of incorporation of Purchaser, bylaws of Purchaser and resolutions of the board of directors of Purchaser authorizing the execution of this Agreement and the transactions contemplated hereby are true, correct and complete and are each in full force and effect and have not been amended or modified, and that the officers of the Purchaser are those persons named in the certificate;

          (e)  NON-COMPETITION AGREEMENT. Purchaser shall have executed and delivered to Seller and Parent a Non-Competition Agreement, in the form of EXHIBIT E attached hereto, which shall be in full force and effect;

          (f) CONSUMMATION OF TRANSACTION. The Closing shall have occurred no later than February 21, 2001; and

          (g) TRANSITION SERVICES AGREEMENT. Purchaser shall have entered into a Transition Services Agreement, in the form of EXHIBIT C attached hereto, which shall be in full force and effect.

     SECTION 8.02 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Seller contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, the covenants and agreements contained in this Agreement to be complied with by Seller on or before the Closing shall have been complied with in all material respects, and Purchaser shall have received a certificate of Seller to such effect signed by a duly authorized officer thereof;

          (b) NO PROCEEDING OR LITIGATION. No Action shall have been commenced or threatened by or before any Governmental Authority against either Seller or Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated hereby which in the good faith determination of Purchaser is likely to render it difficult or unlawful to consummate the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that the provisions of this SECTION 8.02(b) shall not apply if Purchaser has solicited or encouraged any such Action;

          (c) EMPLOYEES. Seller shall have a sufficient number of employees to satisfy its obligations under the Transition Services Agreement and to operate the Business in the manner operated prior to Closing subject to such reductions as may be appropriate based on the volume of assays performed. Each employee designated by Purchaser shall have executed and delivered to Seller, Seller's standard form of Confidentiality and Invention Assignment Agreement and associated schedules and statements without amendment or modification thereto in any substantive respect;

          (d) RESOLUTIONS OF SELLER AND PARENT. Purchaser shall have received a true and complete copy, certified by the Clerk or an Assistant Clerk of Seller and Parent, respectively, of the resolutions duly and validly adopted by the Board of Directors of Seller and Parent, respectively, and the holders of a majority in interest of voting stock of the Seller evidencing their authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

          (e) LEGAL OPINION. Purchaser shall have received from Brown, Rudnick, Freed & Gesmer an opinion, addressed to Purchaser and dated the Closing Date, substantially in the form of EXHIBIT D;

          (f) CONSENTS AND APPROVALS. Purchaser and Seller shall have received, each in form and substance reasonably satisfactory to Purchaser in its sole and absolute discretion, all Approvals of all Governmental Authorities and all third party consents and estoppel certificates which Purchaser reasonably deems necessary or desirable for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements;

          (g) ANCILLARY AGREEMENTS. Seller and, if applicable, Parent, shall have executed and delivered to Purchaser each of the Ancillary Agreements to which it is a party;

          (h) ASSIGNMENTS. All assignments of Intellectual Property rights necessary, in the reasonable discretion of Purchaser, to effect the transactions contemplated hereby and by the Ancillary Agreements shall have been consummated;

          (i) NO MATERIAL ADVERSE EFFECT. No circumstance, change in, or effect on the Business shall have occurred which has a Material Adverse Effect it being agreed that the seasonality of tick borne disease testing does not constitute a Material Adverse Effect. Purchaser shall be provided with a certificate of the President of Seller to that effect at Closing;

          (j) DUE DILIGENCE. Purchaser shall have been satisfied with the results of its intellectual property, financial, customer, technical and legal due diligence. Such diligence to include access and review of Seller's external auditors paperwork and meetings with Seller's Accountants;

          (k) NON-COMPETITION AGREEMENTS. Seller and Parent shall each have executed and delivered to Purchaser a Non-Competition Agreement attached hereto in the form of EXHIBIT E which shall be in full force and effect;

          (l) CONSUMMATION OF TRANSACTION. The Closing shall have occurred no later than February 21, 2001;

          (m) TRANSITION SERVICES AGREEMENT. Seller and Purchaser shall have entered into a Transition Service Agreement in the form of EXHIBIT C attached hereto, which shall be in full force and effect;

          (n) SECRETARY'S CERTIFICATE. A certificate of the Secretary of Seller and Parent, certifying that the attached copies of the certificate of incorporation of Seller and Parent, respectively, bylaws of Seller and Parent, respectively, and resolutions of the board of directors of Seller and Parent, respectively, authorizing the execution of this Agreement and the transactions contemplated hereby are true, correct and complete and are each in full force and effect and have not been amended or modified, and that the officers of the Seller and Parent, respectively, are those persons named in the certificate; and

          (o) BULK SALES LAWS. Prior to Closing, Seller shall demonstrate compliance with any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with the sale of the Assets to Purchaser (other than any obligations with respect to the application of the proceeds herefrom).

                                   ARTICLE IX

                                 INDEMNIFICATION

     Section 9.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement and the Ancillary Agreements, and all statements contained in the Acquisition Documents, shall survive the Closing until twelve (12) months thereafter; PROVIDED, HOWEVER, that (a) the representations and warranties in SECTION 3.02 shall survive indefinitely, (b) the representations and warranties set forth in SECTIONS 3.13 and 3.21 shall survive until thirty (30) calendar days after the expiration of the applicable statute of limitations, (c) the representations and warranties dealing with Tax matters shall survive as provided in SECTION 7.03(b), and (d) insofar as any claim is made by Purchaser for the breach of any representation or warranty of Seller contained herein, which claim arises out of allegations of personal injury or property damage suffered by any third party on or prior to the Closing Date or attributable to products or Inventory sold or shipped, or activities or omissions that occur, on or prior to the Closing Date, such representations and warranties shall, for purposes of such claim by Purchaser, survive until thirty (30) calendar days after the expiration of the applicable statute of limitations governing such claims. Neither the period of survival nor the liability of Seller or Parent with respect to Seller's representations and warranties shall be reduced by any investigation made at any time by or on behalf of Purchaser. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by Purchaser to Seller, then the relevant representations and warranties shall survive as to such claim until the claim has been finally resolved.

     Section 9.02 SELLER AND PARENT INDEMNIFICATION; ESCROW PROVISIONS.

          (a) ESTABLISHMENT OF THE ESCROW FUND. On or before the Closing, the Escrow Amount will be deposited by Purchaser, such deposit to constitute the "ESCROW FUND" to be governed by the terms of the Escrow Agreement. All interest accrued on the Escrow Fund, whether incurred before or after Closing, shall be the property of the Seller.

          (b)  INDEMNIFICATION; RECOURSE TO THE ESCROW FUND.

               (i) Seller and Parent shall jointly and severally, indemnify, Purchaser and its officers, directors, employees, agents and Affiliates (collectively, the "PURCHASER INDEMNIFIED PARTIES") for any and all Losses under this ARTICLE IX or ARTICLE VII (whether or not involving a Third Party Claim) and incurred or sustained by the Purchaser's Indemnified Parties, directly or indirectly, (A) as a result of any inaccuracy or breach of any representation, warranty, covenant or agreement of Seller contained herein or in any instrument delivered pursuant to this

Agreement (B) any and all Losses suffered or incurred by Purchaser by reason of or in connection with any claim or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation of Seller occurring or existing prior to the Closing which are Excluded Liabilities; (C) Liabilities, whether arising before or after the Closing Date, that are not expressly assumed by Purchaser pursuant to this Agreement, including, without limitation, the Excluded Liabilities; or (D) any adjustment in consideration pursuant to SECTION 2; PROVIDED, HOWEVER, Purchaser may not make any claims against Seller or Parent (except for the adjustments in consideration pursuant to SECTION 2) unless the aggregate Losses incurred or sustained exceed $175,000 (the "SELLER DEDUCTIBLE AMOUNT"), and then only for the amount in excess of $175,000; PROVIDED, FURTHER, that any claims pursuant to any adjustment in consideration pursuant to SECTION 2 shall not be subject to the Seller Deductible Amount, but shall be recoverable from the first dollar. The Purchaser shall only be entitled to assert individual claims in the amount of One Thousand Dollars ($1,000) or more, it being intended that individual claims in an amount less than One Thousand Dollars ($1,000) shall be disregarded for such purposes including for the purpose of limiting the Seller Deductible Amount. The Escrow Fund shall be available to compensate Purchaser Indemnified Parties for any and all Losses to be indemnified by Seller or Parent through this SECTION 9.02(b)(i). Neither Seller nor Parent shall have any liability under their respective indemnification obligations under this ARTICLE VII or IX to Purchaser in excess of the Purchase Price in the aggregate.

               (ii) The Escrow Fund shall be the first form of recourse available to Purchaser against Seller or Parent with respect to any Losses but shall not limit any other remedies available at law or in equity (including for tort) to Purchaser.

               (iii) Any amount which becomes due and payable to Purchaser under this ARTICLE IX shall first be paid or otherwise satisfied out of the Escrow Fund until the same has been exhausted.

     Section 9.03 THIRD-PARTY CLAIMS.

          (a) In the event Purchaser becomes aware of a third-party claim (a "THIRD PARTY CLAIM") which Purchaser reasonably expects may result in a demand against the Escrow Fund, Purchaser shall notify Seller of such claim, and Seller shall be entitled, at its expense, to participate in any defense of such claim. Purchaser shall have the right in its sole discretion to settle any Third Party Claim; PROVIDED, HOWEVER, that if Purchaser settles any Third Party Claim without the Seller's consent (which consent shall not be unreasonably withheld or delayed), Purchaser may not make a claim against the Escrow Fund with respect to the amount of Losses incurred by Purchaser in such settlement. In the event that Seller has consented to any such settlement, Seller shall have no power or authority to object under any provision of this Article IX to the amount of any claim by Purchaser against the Escrow Fund with respect to the amount of Losses incurred by Purchaser in such settlement; PROVIDED, HOWEVER, Purchaser does not make a claim from the Escrow Fund greater than the settlement amount disclosed in writing to Seller.

          (b) If any Action is filed or initiated against any party entitled to the benefit of indemnity hereunder ("THIRD PARTY CLAIM"), written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within ten (10) days after the service of the citation or summons); PROVIDED, HOWEVER, that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, the indemnifying party shall be entitled, if it so elects, after written notice to the indemnified party, to take control of the defense and investigation of such Third Party Claim and to employ and engage attorneys of its own choice to handle and defend the same, such attorneys to be reasonably satisfactory to the indemnified party, at the indemnifying party's cost, risk and expense (unless
(i) the indemnifying party has failed to assume the defense of such Third Party Claim or (ii) the named parties to such Third Party Claim include both of the indemnifying party and the indemnified party, and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate), and to compromise or settle such Third Party Claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. The indemnified party may withhold such consent if such compromise or settlement would adversely affect the conduct of business or requires less than an unconditional release to be obtained. If (i) the indemnifying party fails to assume the defense of such Third Party Claim within fifteen (15) days after receipt of notice thereof pursuant to this SECTION 9.03, or (ii) the named parties to such Third Party Claim include both the indemnifying party and the indemnified party and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate, the indemnified party against which such Third Party Claim has been filed or initiated will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such Third Party Claim on behalf of and for the account and risk of the indemnifying party; PROVIDED, HOWEVER, that such Third Party Claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes defense of the Third Party Claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement and will consult with, when appropriate, and consider any reasonable advice from, the indemnifying party of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this
SECTION 9.03 and for any final judgment (subject to any right of appeal).

          (c) Regardless of whether the indemnifying party or the indemnified party takes up the defense, the indemnifying party will pay reasonable costs and expenses in connection with the defense, compromise or settlement for any Third Party Claim under this SECTION 9.03.

          (d) The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such Third Party Claim and any appeal arising therefrom; PROVIDED, HOWEVER, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such Third Party Claim and any appeal arising therefrom. The indemnifying party shall pay all expenses due under this
SECTION 9.03 as such expenses become due. In the event such expenses are not so paid, the indemnified party shall be entitled to settle any Third Party Claim under this SECTION 9.03 without the consent of the indemnifying party and without waiving any rights the indemnified party may have against the indemnifying party.

     Section 9.04 PURCHASER INDEMNIFICATION.

     Purchaser shall indemnify, defend and hold harmless Seller and its officers, employees, agents, successors and assigns ("SELLER INDEMNIFIED PARTIES") from and against any and all Losses incurred in connection with, arising out of, resulting from or incident to (1) any inaccuracy or breach of any representation, warranty, covenant, or agreement of Purchaser contained herein or in any instrument delivered pursuant to this Agreement, (2) Assumed Liabilities (to the extent of the amount of such Liability represented by Seller in the Disclosure Schedule), or (3) use of the trade name "BBI Clinical Laboratories" in violation of the Trademark License Agreement, and (4) the operation of the Business by Purchaser or the Purchaser's ownership, operation or use of the Assets following the Closing; PROVIDED, HOWEVER, that Seller may not make any claims against Purchaser unless the aggregate Losses incurred or sustained exceed $175,000 and then only for the amount in excess of $175,000 (the "PURCHASER DEDUCTIBLE AMOUNT"). In the event that the Purchaser Deductible Amount has been equaled or exceeded, including for purposes of calculating the Purchaser Deductible Amount, the Seller shall only be entitled to assert individual claims in the amount of One Thousand Dollars ($1,000) or more, it being intended that individual claims in an amount less than One Thousand Dollars ($1,000) shall be disregarded for such purposes. Purchaser shall not have any liability under its indemnification obligations under this ARTICLE IX to any Seller Indemnified Party in excess of the Purchase Price in the aggregate.

                                   ARTICLE X

                             TERMINATION AND WAIVER

     Section 10.01 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

          (a) by Purchaser if, between the date hereof and the time scheduled for the Closing an event or condition occurs that has resulted in or that Purchaser reasonably believes may result in a Material Adverse Effect;

          (b) by either Seller or Purchaser if the Closing shall not have occurred by February 21, 2001; PROVIDED, HOWEVER, that the right to terminate this Agreement under this SECTION 10.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

          (c) by either Purchaser or Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

          (d)  by the mutual written consent of Seller and Purchaser.

     Section 10.02 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in SECTION 10.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except that nothing herein shall relieve any party from liability for any willful breach of this Agreement.

     Section 10.03 WAIVER. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party,
(b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto, or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                   ARTICLE XI

                                  MISCELLANEOUS

     Section 11.01 EXPENSES. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

     Section 11.02 NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (i) if delivered or sent by facsimile transmission, upon acknowledgment of receipt by the recipient, (ii) if sent by a nationally recognized overnight courier, properly addressed with postage prepaid, on the second business day after being sent (or Saturday or Sunday if sent for delivery on such days), (iii) or if sent by registered or certified mail, upon the earlier of the date on which receipt is acknowledged or the date which is three
(3) days after deposit in Untied States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or parent as such party may designate by notice to each other party hereunder:

         If to Seller or Parent to:

                  BBI Clinical Laboratories, Inc.
                  c/o Boston Biomedica, Inc.
                  375 West Street
                  West Bridgewater, MA  02379
                  Phone: (508) 580-1900
                  Fax:   (508) 580-1110
                  Attn:  Richard T. Schumacher

                  With a copy to:

                  Steven R. London, Esq.
                  Brown Rudnick Freed & Gesmer
                  One Financial Center
                  Boston, MA  02111
                  Phone: (617) 856-8200
                  Fax:   (617) 856-8201

         If to Purchaser:

                  Specialty Laboratories, Inc
                  1626 26th Street
                  South Tower, Fifth Floor
                  Santa Monica, CA  90404
                  Attn:  Paul Beyer
                  Phone: (310) 828-6543
                  Fax:   (310) 828-9413

                  With a copy to:

                  Brobeck, Phleger & Harrison LLP
                  550 South Hope Street
                  Los Angeles, CA  90071
                  Attn:  Kenneth R. Bender
                  Phone: (213) 489-4060
                  Fax:   (213) 745-3345

     Section 11.03 HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning, construction or interpretation of this Agreement.

     Section 11.04 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     Section 11.05 ENTIRE AGREEMENT. This Agreement (including the Annexes, Exhibits and Disclosure Schedule) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements (including the Letter of Intent, other than the confidentiality provisions of the Letter of Intent which shall survive and are incorporated herein), representations, undertakings and understandings, both written and oral, between Seller and Purchaser with respect to the subject matter hereof.

     Section 11.06 ASSIGNMENT. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of Seller and Purchaser (which consent may be granted or withheld in the sole discretion of Seller and Purchaser); PROVIDED, HOWEVER, that each party may assign this Agreement to an Affiliate of the other party without the consent of the other party and without diminishing each party's obligations hereunder.

     Section 11.07 NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

     Section 11.08 AMENDMENT. This Agreement may not be amended, modified or supplemented except (a) by an instrument in writing signed by, or on behalf of, Seller and Purchaser or (b) by a waiver in accordance with SECTION 10.03.

     Section 11.09 GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS OF EACH PARTY ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS.

     Section 11.10 ARBITRATION. The parties shall submit any dispute concerning this interpretation of or the enforcement of rights and duties under this Agreement to final and binding arbitration pursuant to the American Arbitration Association. At the request of any party, the arbitrators, attorneys, parties to the arbitration, witnesses, experts, court reports, or other persons present at the arbitration shall agree in writing to maintain the strict confidentiality of the arbitration proceedings. Arbitration shall be conducted by a single, neutral arbitrator, appointed in accordance with the Commercial Arbitration Rules of the American Arbitration Association in the City of San Francisco, California. The award of the arbitrator(s) shall be enforceable according to the applicable provisions of the California Code of Civil Procedure. The arbitrator(s) may award damages and/or permanent injunctive relief, but in no event shall the arbitrator(s) have the authority to award punitive or exemplary damages. Notwithstanding the foregoing, a party may apply to a court of competent jurisdiction for relief in the form of a temporary restraining order or preliminary injunction, or other provisional remedy pending final determination of a claim through arbitration in accordance with the paragraph. If proper notice of any hearing has been given, the arbitrator(s) will have full power to proceed to take evidence or to perform any other acts necessary to arbitrate the matter in the absence of any party who fails to appear.

     Section 11.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     Section 11.12 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity, without the necessity of demonstrating the inadequacy of money damages.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       BBI CLINICAL LABORATORIES, INC.
                                       a Massachusetts corporation


                                       By:    /s/ RICHARD T. SCHUMACHER
                                              ---------------------------------
                                       Name:  Richard T. Schumacher
                                       Title: COO


                                       BOSTON BIOMEDICA, INC.
                                       a Massachusetts corporation


                                       By:    /s/ RICHARD T. SCHUMACHER
                                              ----------------------------------
                                       Name:  Richard T. Schumacher
                                       Title: CEO

                                       SPECIALTY LABORATORIES
                                       a California corporation


                                       By:    /s/ PAUL BEYER
                                              ---------------------------------
                                       Name:  Paul Beyer
                                       Title: President


                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                                     ANNEX A


                          ALLOCATION OF PURCHASE PRICE


                                   (US $000s)



                Inventory                           $  244

                Miscellaneous assets                   358

                Equipment                              150

                Gross Accounts Receivable            2,405

                Goodwill                             6,343
                                                    ------

                Total                               $9,500
                                                    ======